EXHIBIT 13

CERTIFICATION OF THE CEO AND CFO PURSUANT TO SECTION 906

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND CHIEF

FINANCIAL OFFICER

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Crystallex International Corporation (the “Company”) on Form 20-F for the period ended December 31, 2011 as filed with the Securities and Exchange Commission on January 31, 2013 and as amended by that certain Form 20-F/A as filed with the Securities and Exchange Commission on February 8, 2013 (the “Report”), we, Robert Fung, Chief Executive Officer of the Company, and Robert Crombie, President of the Company, acting as Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 8, 2013

/s/ Robert Fung
Robert Fung
Chief Financial Officer

/s/ Robert Crombie
Robert Crombie
President, acting as Chief Financial Officer